As Filed with the Securities and Exchange Commission on April 10 , 2002
                                                    Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    --------

                                    Form S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                         ALPHA TECHNOLOGIES GROUP, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

      DELAWARE                        76-0079338
----------------------------------   ---------------------------------------
(State or other jurisdiction         (I.R.S. Employer Identification No.)
of incorporation or organization)
                                      Robert W. Forman, Esq.
                                      c/o Shapiro Forman Allen & Miller LLP
11990 San Vicente Boulevard           380 Madison Avenue
Los Angeles, CA  90049                New York, NY  10017
---------------------------------     ----------------------------------
(Address, including zip code, and     (Name, address, including zip code,
telephone number, including area      and telephone number, including area
code, of registrant's principal       code, of agent for service)
executive office)



APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to a dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only connection with dividend or interest reinvestment plans, please check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___________________________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ] ______________________________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                                          CALCULATION OF REGISTRATION FEE


                                                        Proposed                 Proposed
    Title of each                                       maximum                  maximum
      class of                  Amount                  offering                 aggregate               Amount of
    securities to                to be                   price                   offering               registration
    be registered              registered               per share (1)             price                     fee
-----------------------  -----------------------  ----------------------  -----------------------  ----------------------
Common Stock,                    110,000                 $2.85                  $313,500                $30.00
$.03 par value
=======================  =======================  ======================  =======================  ======================

(1) The prices stated are estimated in accordance with Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The aggregate offering price and amount of the fee are computed based upon the last sale price of the Common Stock of the Registrant on the National Association of Securities Dealers Automated Quotation System on April 8, 2002.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8 (a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8 (a), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION, DATED APRIL 10, 2002

PROSPECTUS                                                        110,000 SHARES


                         ALPHA TECHNOLOGIES GROUP, INC.

                                  COMMON STOCK

         This prospectus relates to the sale by Union Bank of California, NA, U.S. Bank National Associates, Manufacturers Bank, IBM Credit Corporation, and California Bank & Trust ("Selling Stockholders") of 110,000 shares of Common Stock, par value $.03 per share, of Alpha Technologies Group, Inc. (the "Company") acquired by such Selling Stockholders upon exercise of Warrants dated January 28, 2002 and March 4, 2002. SEE page 9 for further information with respect to such Selling Stockholders. The Company will receive no portion of the proceeds of any such sales.

         Our common stock is quoted on the Nasdaq National Market System under the trading symbol ATGI. On April 8, 2002, the closing price of a share of our common stock on Nasdaq was $2.85.

         The shares of Common Stock covered by this Prospectus may be offered for sale from time to time on the Nasdaq National Market or otherwise by the Selling Stockholders at prices then obtainable.

         It is anticipated that usual and customary brokerage fees will be paid by the Selling Stockholders on the sale of the shares of Common Stock offered hereby. The Company will pay the other expenses of the offer of the shares of Common Stock by the Selling Stockholders as described in this Prospectus.

         INVESTING IN OUR COMMON STOCK INVOLVES RISKS.  SEE "RISK
FACTORS" BEGINNING ON PAGE 6.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.



                 The date of this Prospectus is April ___,2002.

                                TABLE OF CONTENTS

                                                                     PAGE

Available Information                                                   4

Prospectus Summary                                                      5

Our Company                                                             6

Forward Looking Statements                                              6

Risk Factors                                                            7

No Proceeds from Offering to the Company                                9

Selling Stockholders and Plan of Distribution                           9

Description of Capital Stock                                           10

Legal Matters                                                          11

Experts                                                                11

Indemnification of Directors and Officers --
Disclosure of Commission Position on Indemnification                   12

                      AVAILABLE INFORMATION ON THE COMPANY

         We filed a registration statement on Form S-3 to register with the Securities and Exchange Commission ("SEC") the shares of our common stock offered hereby. This prospectus is a part of that registration statement. As allowed by SEC rules, this prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement.

         We file annual, quarterly and current reports and other information with the SEC. You may read and copy any document we file with the SEC at its public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. You may call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to you free of charge at the SEC's web site at http://www.sec.gov.

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information in this prospectus.

         We incorporate by reference the documents listed below and, until this offering has been completed, any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

     1.   Annual Report on Form 10-K for the year ended October 28, 2001;

     2. Quarterly Report on Form 10-Q for the three months ended January 27, 2002; and

     3. Proxy Statement on Schedule 14A for the 2002 Annual Meeting of Stockholders dated March 18, 2002.

         You may request free copies of these filings by writing or telephoning us at the following address:

                             Chief Financial Officer
                         Alpha Technologies Group, Inc.
                                33 Bridge Street
                                Pelham, NH 03076
                                  603-635-5160

         You should only rely on the information incorporated by reference or provided in this prospectus. We have authorized no one to provide you different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the prospectus.

                               PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus or incorporated herein by reference and the financial statements which are incorporated herein by reference.

THE COMPANY            We manufacturer and sell thermal management
                       products and aluminum extrusions. The Company's thermal management products serve the automotive, telecommunication, industrial controls, transportation, power supply, factory automation, consumer electronics, aerospace, defense, microprocessor, and computer industries.

RISK FACTORS           This Offering involves substantial risk.  See "Risk
                       Factors."

SECURITIES OFFERED     Up to 110,000 shares of
                       Company Common Stock, par value
                       $.03 per share.

OFFERING PRICE         All or part of the shares
                       offered hereby may be sold from
                       time to time in amounts and on
                       terms to be determined by the
                       Selling Stockholder at the time
                       of sale.

SELLING STOCKHOLDERS   The Shares are being offered hereby for the account of
                       the Selling Stockholders.  See "Selling Stockholders."

USE OF PROCEEDS        The Company will
                       receive no part of proceeds from
                       the sale of the shares offered
                       pursuant to this Prospectus.

NASDAQ TRADING SYMBOL  ATGI

                                   OUR COMPANY

         Through our subsidiaries, we are engaged in the manufacture, fabrication and sale of thermal management products and aluminum extrusions. We are one of the leading manufacturers of thermal management products in the United States. Thermal management products, principally heat sinks, are devices made out of fabricated aluminum extrusions that have high surface area to volume ratios and are engineered to dissipate unwanted heat generated by electronic components. As systems become increasingly more powerful and packaging becomes smaller, the need to dissipate heat becomes more important to the reliability and functioning of electronic systems. Our thermal management products serve the automotive, telecommunication, industrial controls, transportation, power supply, factory automation, consumer electronics, aerospace, defense, microprocessor, and computer industries.

         We extrude aluminum for our use in the production of thermal management products and sell aluminum extrusions to various industries including the construction, sporting goods and other leisure activity markets. Extruded aluminum is the primary raw material in the production of thermal management products.

         We conduct our thermal management business through several wholly owned subsidiaries: Wakefield Thermal Solutions, Inc. ("Wakefield"), which includes the Wakefield- Pelham (Pelham, NH), Wakefield-Fall River (Fall River, MA) and Wakefield-Temecula (Temecula, CA) divisions, Specialty Extrusion Corp. ("Specialty") and Lockhart Industries, Inc. ("Lockhart").

         We were incorporated as Synercom Technology, Inc., in Texas in 1969. We changed the state of incorporation to Delaware in 1983 and in 1995, changed our corporate name to Alpha Technologies Group, Inc. Our principal executive offices are located at 11990 San Vicente Boulevard, Suite 350, Los Angeles, California 90049, (310) 566-4005.

                           FORWARD LOOKING STATEMENTS

         This prospectus contains forward-looking statements. The words "believe," "expect," "anticipate," "intend," "estimate," and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. These statements include statements regarding our intent, belief or current expectations. You are cautioned that any forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that may cause our actual results to differ materially from the results discussed in the forward-looking statements. In addition to those factors discussed under "Risk Factors," other factors that could cause actual results to differ materially from those indicated by the forward-looking statements are:

     -    the impact of general economic conditions;
     -    industry conditions, including competition; and
     -    capital expenditure requirements;

         Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, expected or projected. The forward-looking statements reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by this paragraph. You should specifically consider the various factors identified in this prospectus and the documents incorporated by reference herein which could cause actual results to differ.

                                  RISK FACTORS

         PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS IN ADDITION TO OTHER INFORMATION SET FORTH IN THIS PROSPECTUS BEFORE MAKING A DECISION TO PURCHASE ANY OF THE SECURITIES OFFERED HEREBY.

FLUCTUATIONS IN OPERATING RESULTS

         The Company's operating results are affected by a number of factors, many of which are outside the Company's control. These factors have in the past and could in the future materially and adversely affect net sales, gross margins and profitability. They include: the volume and timing of orders received; competitive pricing pressures; changes in the mix of products sold; potential cancellation or rescheduling of orders; changes in the level of customer inventories of the Company's products; the timing of new product and manufacturing process technology introductions by the Company or its competitors; availability of manufacturing capacity; and market acceptance of enhanced products introduced by the Company. Additionally, the Company's growth and results of operations are currently being, have in the past been and could in the future be, adversely affected by downturns in the markets our products serve.

DEPENDENCE UPON KEY MEMBERS OF MANAGEMENT

         The success of the Company is largely dependent on the efforts of Lawrence Butler, Chairman and Chief Executive Officer and Robert Streiter, President and Chief Operating Officer of the Company. The loss of their services could have a material adverse effect on the Company's business and prospects. The Company entered into employment agreements with Lawrence Butler and with Robert Streiter. We have a key man life insurance policy on the life of Robert Streiter for $10,000,000.

REQUIRED LOAN PAYMENT

         Under our Second Amended Loan Agreement, the Company is required to make a principal payment to our lenders of $5,000,000 on or before June 28, 2002. We are currently anticipating entering into a mortgage and/or a sale and leaseback transaction to generate funds sufficient to make such payment.
However, there can be no assurance that we will be able to secure such a mortgage and/or sale and leaseback transaction. In the event the payment is not made by June 28, 2002, the Lenders could declare the Loan Agreement to be in default and could demand that all amounts due and outstanding under the Loan Agreements become immediately due and payable.

QUALITY CONTROL STANDARDS

         The Company's products are incorporated into high technology products manufactured by original equipment manufacturers ("OEMs") and, accordingly, must meet exacting specifications. A substantial portion of the Company's OEM customers require the Company to qualify as an approved supplier. In order to so qualify, the Company must satisfy stringent quality control standards and undergo intensive in-plant inspections of its manufacturing processes, equipment and quality control systems. There can be no assurance that the Company will be able to meet future customer quality requirements.

COMPETITION

         Supplying components for use in electronic products is highly competitive. Competition is based on many factors, including product quality and reliability, timely delivery, price and ability to develop customer-specific products solutions to thermal management. Many companies offer products and services similar to those offered by the Company. The Company's principal competitor is Aavid Thermal Technologies, Inc. There can be no assurance that competitors will not develop products that are superior to the Company's products. Further, there can be no assurance that the Company will not experience additional price competition, and that such competition may not adversely affect the Company's position and results of operations.

TECHNOLOGICAL CHANGES

         The markets for the Company's products are characterized by technological advances, changes in customer requirements, product introductions and evolving industry standards. The Company believes that its future success will depend, in part, on its ability to continue to develop and market products and product enhancements cost-effectively, which will require continued expenditures for product engineering, sales and marketing. There can be no assurance that the Company will be able to modify its products to meet its customers' needs or that its markets will accept the Company's product offerings.

RAW MATERIALS COST

         The principal raw material used in thermal management products is aluminum. Raw materials represent a significant portion of the cost of the Company's products. Prices for raw materials are based upon market prices at the time of purchase. Historically, the price of aluminum has experienced substantial volatility. Although thermal management products are generally shipped within 60 days following the order date, increases in raw materials prices cannot always be reflected in product sales prices. All raw materials are readily available from multiple suppliers at competitive prices. The Company does not believe its risk in respect to raw materials price volatility is significant since the raw materials for an order are usually purchased within a short period of time after the order is accepted.

CONTROL BY MANAGEMENT AND CERTAIN DIRECTORS

         Members of Management and the Board of Directors, individually and through partnerships controlled by certain members of Management and the Board, beneficially own 40% of the currently outstanding shares of Common Stock. By virtue of such ownership and their positions with the Company, Marshall D. Butler and Lawrence Butler may have the practical ability to determine the election of all directors and control the outcome of substantially all matters submitted to the Company's stockholders. Such concentration of ownership could have the effect of making it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of the Company.

ENVIRONMENTAL CONSIDERATIONS

         The Company's manufacturing operations are subject to environmental laws and regulations which govern waste water discharges, air emissions and the handling and disposal of solid and hazardous wastes and the remediation of the contamination associated with the disposal of such wastes.

POTENTIAL ANTI-TAKEOVER EFFECTS OF DELAWARE LAW; POSSIBLE ISSUANCES OF PREFERRED STOCK

         Certain provisions of the Delaware law could delay, impede or make more difficult a merger, tender offer or proxy contest involving the Company, even if such events could be beneficial to the interests of the stockholders. Such provisions could limit the price that certain investors might be willing to pay in the future for shares of Common Stock. In addition, shares of preferred stock can be issued by the Board of Directors without stockholder approval on such terms as the Board may determine. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. Moreover, although the ability to issue preferred stock may provide flexibility in connection with possible acquisitions and other corporate purposes, such issuance may make it more difficult for a third party to acquire, or may discourage a third party from acquiring, a majority of the voting stock of the Company.

                    NO PROCEEDS FROM OFFERING TO THE COMPANY

      The Company will receive no part of the proceeds from the sale of any of the shares by the Selling Stockholder.

                  SELLING STOCKHOLDERS AND PLAN OF DISTRIBUTION

         The Shares offered hereby have been acquired by the Selling Stockholders pursuant to the exercise of the Warrants dated January 28, 2002 and March 4, 2002 issued to the Selling Stockholders. Each of the Selling Stockholders is a Lender to the Company pursuant to the Credit Agreement dated December 26, 2000, as amended by an Amendment dated January 28, 2002 and a Second Amendment dated March 4, 2002. The Warrants were issued to the Selling Stockholders pursuant to the Amendments.

         The following table sets forth the name of each Selling Stockholder, the amount of the Company's Common Stock beneficially owned by such Selling Stockholder as of April 2, 2002 based upon the number of shares of Common Stock which each Selling Stockholder may acquire upon exercise of the Warrants issued to each Selling Stockholder, the number of shares to be offered by such person and the number of shares of outstanding Common Stock owned by such Selling Stockholder assuming the sale of all Shares offered hereby:

                              No. of Shares           No. of
                              Owned                   Shares      Amount to be
                              Beneficially           Offered      Owned After
Name                          Prior to Offering       Hereby      Offering
-------------------------     -----------------       ------      --------
Union Bank of California,         40,000             40,000          -0-
  NA
U.S. Bank National                17,499             17,499          -0-
  Associates
Manufacturers Bank                16,002             16,002          -0-
IBM Credit Corporation            17,499             17,499          -0-
California Bank & Trust           19,000             19,000          -0-


         The Shares may be sold from time to time by the Selling Stockholders, or by transferees or other successors in interest. Such sales may be made on the NASDAQ National Market, or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. Brokers or dealers engaged by Selling Stockholders will receive commissions or discounts in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Act") in connection with such sales. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

                          DESCRIPTION OF CAPITAL STOCK

COMMON STOCK

         The authorized capital stock of the Company includes 17,000,000 shares of Common stock, par value $.03 per share, and 180,000 shares of Preferred Stock, par value $100 per share. Holders of Common Stock have no preemptive rights. As of April 2, 2002, there were 7,110,336 shares of Common Stock outstanding. The outstanding shares of Common Stock are fully paid and non-assessable. Holders of Common Stock are entitled to dividends when, as and if declared by the Board of Directors of the Company out of any funds legally available to the Company for that purpose.

         Holders of Common stock are entitled to one vote per share held of record with respect to all matters submitted to a vote of the stockholders. There is no cumulative voting for the election of directors, who are elected annually to one-year terms. Directors are elected by a plurality; all other matters require the affirmative vote of a majority of the votes cast at the meeting.

PREFERRED STOCK

         The Company is authorized to issue 180,000 shares of Preferred Stock, par value $100 per share, and to establish and issue shares of Preferred Stock in series and to fix, determine and vary the voting rights, designations, preferences, qualifications, privileges, options, conversion rights and other special rights of each series of Preferred Stock. As of the date of this Prospectus no shares of Preferred Stock were issued and outstanding.

CERTAIN PROVISIONS OF DELAWARE LAW

         The Company is subject to Section 203 of Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in a wide range of specified transactions with any interested stockholder, defined to include, among others, any person or entity who in the previous three years obtained 15% or more of any class or series of stock entitled to vote in the election of directors, unless, among other exceptions, the transaction is approved by (i) the Board of Directors prior to the date the interested stockholder obtained such status or (ii) the holders of two-thirds of the outstanding shares of each class or series owned by the interested stockholder.

                                  LEGAL MATTERS

         The validity of the authorization and issuance of the securities offered hereby are being passed upon for Company by Shapiro Forman Allen & Miller LLP, 380 Madison Avenue, New York, New York 10017.

                                     EXPERTS

         The financial statements incorporated by reference in this Prospectus have been audited by Grant Thornton LLP, independent accountants as set forth in their report with respect thereto, and are included herein upon the authority of said firm as experts in auditing and accounting in giving said report.

                  INDEMNIFICATION OF DIRECTORS AND OFFICERS --
             DISCLOSURE OF COMMISSION'S POSITION ON INDEMNIFICATION

         Under provisions of the Company's Certificate of Incorporation, any person made a party to any lawsuit by reason of being a director or officer of the Company, or any parent or subsidiary thereof, may be identified by the Company to the full extent authorized by the General Corporation Law of the State of Delaware.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.



SEC Registration Fee........................................ $   30.00
Legal fees and expenses.....................................  4,500.00
Accounting fees and expenses................................    500.00
                                                              --------
         TOTAL.............................................. $5,030.00

----------
The foregoing, except for the Securities and Exchange Commission registration fee are estimates.

Item 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145(a) of the General Corporation Law of Delaware (the "DGCL") empowers a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, employee or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

         Subsection 145(b) of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, and that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled. It empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

         The Company's certification of incorporation, as amended and restated, provides:

                  The Corporation shall, to the fullest extent permitted by
                  Section 145 of the General Corporation Law of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section.

         The Company has entered into indemnification agreements with each director providing for indemnification to the fullest extent permitted by Delaware law.

Item 16.  EXHIBITS.



EXHIBIT NO.                  DESCRIPTION
-----------                  -----------
     4.1          Form of Warrant.
      5           Opinion of Shapiro Forman Allen & Miller LLP.
    23.1          Consent of Grant Thornton, LLP.
    23.2          Consent of Shapiro Forman Allen & Miller LLP.*
    24.1          Power of Attorney - included on signature page.
----------
         * Contained in Exhibit 5.

Item 17.  UNDERTAKINGS.

         A.       The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         D. The undersigned registrant hereby undertakes that:

         (1) For the purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424 (b) (1) or (4) or 497 (h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Los Angeles, California on April , 2002.

                                      ALPHA TECHNOLOGIES GROUP, INC.



                                      By: /s/Lawrence Butler
                                         ----------------------
                                         Lawrence Butler
                                         Chairman and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Alpha Technologies Group, Inc. hereby constitutes and appoints Lawrence Butler and James Polakiewicz, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to this Registration Statement, to sign any Registration Statement filed pursuant to Rule 462(b) of the Securities Act of 1933, and to cause the same to be filed with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and desirable to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                   TITLE                                       DATE

/s/ Lawrence Butler
--------------------           Chairman, Chief Executive Officer                April 10 , 2002
Lawrence Butler                and Director (Principal Executive
                               Officer)

/s/ Robert C. Streiter
----------------------         Chief Operating Officer, President               April 10, 2002
Robert C. Streiter             and Director


/s/ James Polakiewicz
---------------------          Chief Financial Officer                          April 10, 2002
James Polakiewicz              (Principal Financial and
                               Accounting Officer)

/s/ Marshall D. Butler
----------------------         Director                                         April 10, 2002
Marshall D. Butler


/s/ Richard E. Gormley
----------------------         Director                                         April 10, 2002
Richard E. Gormley


/s/ Donald K. Grierson
----------------------         Director                                         April 10, 2002
Donald K. Grierson



--------------------           Director                                         April   , 2002
Frederic A. Heim


                                  EXHIBIT INDEX




EXHIBIT NO.                     DESCRIPTION
-----------                     -----------
     4.1          FORM OF WARRANT.*
      5           OPINION OF SHAPIRO FORMAN ALLEN & MILLER LLP.*
    23.1          CONSENT OF GRANT THORNTON, LLP.*
    23.2          CONSENT OF SHAPIRO FORMAN ALLEN & MILLER LLP.**
    24.1          POWER OF ATTORNEY - INCLUDED ON SIGNATURE PAGE.*

------------
           *   FILED HEREWITH
          **   CONTAINED IN EXHIBIT 5.